UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 30, 2022

AWAYSIS CAPITAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-21477	27-0514566
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3400 Lakeside Drive, Suite 100, Miramar, Florida 33027

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (888) 795-3311

4405 Peter Road, Plantation, Florida 33304

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets

The Company

Awaysis Capital, Inc. (the “Company”, “we”, “us” or “our”) is a real estate investment and management company focused on acquisition, construction, selling and managing rentals of residential vacation home communities in desirable travel destinations. We seek to create value through the targeting and acquisition, development, and up-cycling, rebranding, and repositioning of currently undervalued operating and shovel ready residential/resort communities in global travel destinations, with the intention to relaunch these assets under the “Awaysis” brand with the goals of creating a network of residential and resort enclave communities that will optimize both sales and rental revenues, providing attractive returns to owners and exceptional vacation experiences to travelers. At least initially, our target acquisitions are resorts that have not been completed nor have a prior operational history. As such we intend to purchase the real estate and finish the development, then we would sell the finished units and put them in a rental pool.

The Company seeks to own and grow a stable, cash generating, diversified portfolio of single-family and luxury resort/residence properties in the Caribbean, Europe, South America, and the United States.

Our business strategy entails targeting and identifying undervalued assets in emerging markets located in proximity to high demand travel destinations. The Company intends to focus these efforts on shovel-ready properties and/or other assets that we believe can be used to optimize sales and rental revenues. We have currently identified five properties in Belize, all of which are expected to constitute our initial real estate portfolio. To that effect, on June 30, 2022, we closed on the acquisition of certain real estate assets in San Pedro, Belize (the “Casamora Awaysis Assets”), pursuant to our previously announced series of Agreements of Purchase and Sale, all dated April 15, 2022. The total consideration paid by us for the properties subject to the agreements was at the appraisal value of $11.4 million (excluding transaction costs and fees) and was settled in a combination of a Purchase Money Mortgage of $2.6 million at 0% interest rate, payable on demand, a Purchase Money Mortgage of $280,000 at 0% interest rate that was paid on August 8, 2022 and 56.8 million shares of the Company’s common stock based on a per share price equal to the market price on the date of appraisal of $0.150. As the first acquisition by the Company in Belize and an important milestone, the Company expects to rebrand the Casamora Awaysis Asset, so it is easily identifiable as an Awaysis Property and fit perfectly with its strategy of creating a countrywide network of Awaysis residential enclave communities in the country.

The Casamora Awaysis Assets are as follows:

●	A rectangular shaped parcel with 100.0 feet of street frontage containing a 9,100 sq. ft. two story reinforced concrete building, with 2,173 sq. ft. of basement, a 1,600 sq. ft. porch/deck and a 3,062 sq. ft. terrace. The plan for this building is to have: (a) on the ground floor, a state-of-the-art fitness facility and wellness spa; (b) on the second floor, an executive conference center, a yoga/pilates studio with individual massage rooms associated with a planned wellness spa, and access to the porch/deck; and (c) on the third floor, a members-only roof-top patio and lounge.
●	A rectangular shaped parcel with 100.0 ft. of frontage on the beach reserve and the Caribbean Sea having a total square footage of 13,590 sq. ft. The lot is elevated, sandy, has a reinforced concrete sea wall and currently contains two 2-story concrete buildings. The northernmost building has four remodeled 1-bedroom, 1-bath units, each with a living room, kitchen, and covered porches. The southernmost building has two 1-bedroom, 1 bath remodeled units, each with a living room and kitchen on the ground floor and one 3-bedroom, 2-bath gutted unit on the second floor, each with their own covered porches. The plan is to eventually renovate all the units into more modern, luxury boutique waterfront villas.
●	A 1,380 sq. ft. ground floor unit including a covered balcony/porch, the plan of which is to renovate into a 2-bedroom, 2-bath high-end condominium unit with a living room, dining area and kitchen. The unit has an unobstructed view of the ocean and overlooks the pool and main ground garden landscape.
●	A 1,455 sq. ft. ground floor unit including a covered balcony/porch, the plan of which is to renovate into a 2-bedroom, 2-bath high-end condominium unit with a living room, dining area and kitchen. The unit has an unobstructed view of the ocean and overlooks the pool and main ground garden landscape.

●	A 1,455 sq. ft. ground floor unit including a covered balcony/porch, the plan of which is to renovate into a 2-bedroom, 2-bath high-end condominium unit with a living room, dining area and kitchen. The unit has an unobstructed view of the ocean and overlooks the pool and main ground garden landscape.
●	A 1,380 sq. ft. ground floor unit including a covered balcony/porch, the plan of which is to renovate into a 2-bedroom, 2-bath high-end condominium unit with a living room, dining area and kitchen. The unit has an unobstructed view of the ocean and overlooks the pool and main ground garden landscape.
●	A 1,380 sq. ft. second floor unit including a covered balcony/porch, the plan of which is to renovate into a 2-bedroom, 2-bath high-end condominium unit with a living room, dining area and kitchen. The unit has an unobstructed view of the ocean and overlooks the pool and main ground garden landscape.
●	A 1,455 sq. ft. second floor unit including a covered balcony/porch, the plan of which is to renovate into a 2-bedroom, 2-bath high-end condominium unit with a living room, dining area and kitchen. The unit has an unobstructed view of the ocean and overlooks the pool and main ground garden landscape.
●	A 1,455 sq. ft. second floor unit including a covered balcony/porch, the plan of which is to renovate into a 2-bedroom, 2-bath high-end condominium unit with a living room, dining area and kitchen. The unit has an unobstructed view of the ocean and overlooks the pool and main ground garden landscape.
●	A 1,455 sq. ft. second floor unit including a covered balcony/porch, the plan of which is to renovate into a 2-bedroom, 2-bath high-end condominium unit with a living room, dining area and kitchen. The unit has an unobstructed view of the ocean and overlooks the pool and main ground garden landscape.
●	A 1,455 sq. ft. third floor unit including a covered balcony/porch, the plan of which is to renovate into a 2-bedroom, 2-bath high-end condominium unit with a living room, dining area and kitchen. The unit has an unobstructed view of the ocean and overlooks the pool and main ground garden landscape.
●	A 1,455 sq. ft. third floor unit including a covered balcony/porch, the plan of which is to renovate into a 2-bedroom, 2-bath high-end condominium unit with a living room, dining area and kitchen. The unit has an unobstructed view of the ocean and overlooks the pool and main ground garden landscape.
●	A 1,455 sq. ft. third floor unit including a covered balcony/porch, the plan of which is to renovate into a 2-bedroom, 2-bath high-end condominium unit with a living room, dining area and kitchen. The unit has an unobstructed view of the ocean and overlooks the pool and main ground garden landscape.
●	A 1,380 sq. ft. third floor unit including a covered balcony/porch, the plan of which is to renovate into a 2-bedroom, 2-bath high-end condominium unit with a living room, dining area and kitchen. The unit has an unobstructed view of the ocean and overlooks the pool and main ground garden landscape.
●	3,825 sq. ft. of raw open land with 105 feet of street frontage. Currently there is a main single-level concrete building having dimensions of 14.0 ft. by 14.0 ft. and consisting of a reinforced concrete foundation and reinforced concrete floors. In addition, there is a wooden bar open area with shade, having dimensions of 14.0 ft. by 16.0 ft., as well a single-level wooden structure having dimensions of 16.0 ft. by 24.0 ft. plus a 10 ft. by 24 ft. front shade. The planned use for this land is expected to serve both the patio extension and parking area for a planned ground floor café referred to below.
●	1,717.83 sq. ft. of elevated land containing a three-story concrete building having dimensions of approximately 31.0 ft. by 41.0 ft. plus covered concrete porches on each floor of approximately 15.0 ft. by 18 ft. The ground floor unit is approximately 80% complete and is planned to contain a future cafe with a patio and parking. The second-floor unit is approximately 80% complete and planned for residential use. The penthouse unit is a 3-bedroom, 2-bath remodeled unit with dining room, living room, kitchen and small balcony facing the ocean. There is a further open-air patio situated above the covered patio of the penthouse which provides sweeping views of the ocean as well as sunset views over the lagoon side.

History

The Company was formed in Delaware on September 29, 2008, under the name ASPI, Inc (“ASPI”).

On April 25, 2012, ASPI filed an amendment to its Certificate of Incorporation to change its name from ASPI, Inc. to JV Group, Inc. and to increase the number of its authorized common shares from One Hundred Million (100,000,000) shares to One Billion (1,000,000,000) shares.

From its formation on September 28, 2008, through September 7, 2011, the Company was a publicly quoted shell company seeking to merge with an entity with experienced management and opportunities for growth in return for shares of common stock to create value for the Company’s shareholders.

From September 8, 2011, through October 2015, through the Company’s wholly owned subsidiary, Prestige Prime Office, Limited (“Prestige”), a Hong Kong Special Administrative Region Corporation, the Company operated as a serviced office provider in the Far East. Prestige ceased serviced office provider operations in October 2015, and effective September 30, 2017, the Company disposed of Prestige and its assets and liabilities.

The Company also formed a second wholly owned subsidiary, Mega Action Ltd., a British Virgin Island corporation, which never conducted any business activities, and effective September 30, 2017, the Company disposed of such company.

As of November 23, 2021, Michael A. Littman ATTY, Defined Benefit Plan, MAL as trustee, an affiliate of Michael A. Littman, the then secretary and a director of the Company and the owner of 98,108,000 shares of the Company’s common stock representing approximately 99.2% of the Company’s issued and outstanding common stock, sold 98,008,000 shares to Harthorne Capital Inc., a Delaware corporation (“Harthorne”), for aggregate consideration of $500,000, or approximately $0.0051 per share. This transaction was deemed a change of control, and effective as of November 23, 2021, (a) Calvin D. Smiley, Sr., the Company’s Chief Executive Officer and President, resigned from all officer and employment positions with the Company and its subsidiaries, (b) Michael A. Littman resigned from all officer and employment positions with the Company and its subsidiaries, (c) Michael Singh was appointed Chief Executive Officer, (d) Andrew Trumbach was appointed President, Chief Financial Officer, Secretary and Treasurer and (e) Lisa Marie Iannitelli was appointed Executive Vice President, Director-Investor Relations.

Contemporaneously, the size of the Board of Directors of the Company was increased from three directors to six directors. Michael Singh was appointed as Chairman of the Board and Andrew Trumbach and Lisa Marie Iannitelli were each appointed as a director, filling the vacancies on the Board resulting from the increase to the size of the Board.

Effective as of January 7, 2022, Messrs. Littman, Smiley and Green each resigned as directors of the Company. Subsequently, Tyler A Trumbach, Claude Stuart and Narendra Kini were appointed to the Board to fill the vacancies resulting from such January 7, 2022 resignations.

In February 2022, the Board of Directors of the Company determined to pursue a business strategy of acquiring, developing, and managing residential vacation home communities in desirable travel destinations.

On May 18, 2022, we changed our name from JV Group, Inc. to Awaysis Capital, Inc. In connection with this name change, we changed our ticker symbol from “ASZP” to “AWCA” and effective May 25, 2022, we began trading on the OTC Market under our new symbol.

Our Planned Business

Our planned business is expected to include real estate development and sales, hospitality rentals, resort operations and club management. Revenues are expected to come from:

●	selling our own developed resort inventory that includes Condominiums, Single Family Homes, and Villas.

●	providing management services to our branded resorts under HOA management agreements; and

●	manage short-term unit rentals of sold and unsold inventory at the resorts we own or manage.

The Casamora Awaysis development, our first property, is expected to commence sales and hospitality operations on or about November 1, 2022.

Inventory and Development Activities

We intend to acquire real estate assets to develop into resorts, starting in Belize and then expand into other resort markets as funds allow, including building additional phases at existing resorts, including re-acquiring inventory from owners in default and in the open market and sourcing other real estate assets from third parties.

Our development activities involving the acquisition of real estate are expected to be followed by construction or renovation to create integrated resorts under the “Awaysis” banner and brand. These development activities, and the related management of construction activities, are expected to be performed by us as developers and under a cost plus construction contract with R&R Construction Company Limited or other construction companies. The development and construction of the resorts require a large upfront investment of capital and can take several years to complete in the case of a ground-up or partially completed project.

Marketing and Sales Activities

Our planned marketing and sales activities are expected to be based on targeted direct marketing and a highly personalized sales approach. We intend to use targeted direct marketing to reach potential purchasers of units or sell through a licensed distribution network of both in-market and off-site sales centers. Our products are expected to be marketed for sale or rent globally.

Resort Management Activities

Resort Management

For each resort property we acquire and develop, we intend for our management company subsidiary to enter into a management agreement. The management company is expected to ensure that the resorts are well-maintained and financially stable, and the services provided are expected to include day-to-day operations of the resort, maintenance of the resort, preparation of reports, budgets and projections and employee training and oversight. The management agreements are expected to provide for a cost-plus management fee, which means we would generally earn a fee over and above the cost to operate the applicable resort. As a result, the management fees we expect to earn would be predictable, unlike traditional revenue-based hotel management fees, and our management fees generally would be unaffected by changes in rental rate or occupancy. We also expect to be reimbursed for the costs incurred to perform our management services, principally related to personnel providing on-site services.

Rental of Available Inventory

We intend to rent unsold inventory at our resorts as well as to rent inventory that is sold on behalf of the owners. By using our websites and other direct booking channels to rent available inventory, we intend to be able to reach potential new customers and introduce them to our resorts. Inventory rentals would allow us to utilize otherwise unoccupied inventory to generate additional revenues and provision of ancillary services. We expect that we will earn a fee from rentals of third-party inventory. Additionally, we intend to provide ancillary offerings including food and beverage, retail, and spa offerings at our planned resorts.

Competition

The resort and hotel industry are highly competitive and comprised of several national and regional companies that develop, finance and operate resorts and hotels.

Our planned business will compete with other entities engaged in the leisure and vacation industry, including resorts, hotels, cruises, and other accommodation alternatives, such as condominium and single-family home rentals. We also intend to compete with home and apartment sharing services that operate websites that market available privately-owned residential properties that can be rented on a nightly, weekly, or monthly basis. In certain markets, we may compete with timeshare operators, and it is possible that other potential competitors may develop properties near our resort locations once acquired, developed, and marketed.

Our planned business will compete with the virtually thousands of other hotels, resorts and timeshare operators vying for vacation travelers, in all cases based principally on location, quality of accommodations, price, service levels and amenities, financing terms, quality of service, terms of property use, reservation systems, flexibility, as well as brand name recognition and reputation. We also compete for property acquisitions and partnerships with entities that have similar investment and development objectives to us.

We believe that, in the competitive industry in which we intend to operate, trademarks, service marks, trade names and logos are very important to the marketing and sales of products. While we have trademarked the name and logo “Awaysis”, which we believe is compelling, it is a new brand and there are many other trademarks, service marks, trade names and logos that have much greater brand identification.

There is also significant competition for talent at all levels within the industry, especially in sales and management.

Seasonality and Cyclicality

We expect to experience seasonality in the rental segment of our planned business, with stronger revenue generation during traditional vacation periods for those expected locations. Our business of selling units may be moderately cyclical as the demand for vacation units for sale is affected by the availability and cost of financing for purchasers, as well as general economic conditions and the relative health of the travel industry. We intend to offer owner financing up to 50% of the price of the units.

Government Regulation

Our proposed business is subject to various international, national, federal, state, and local laws, regulations and policies in jurisdictions in which we intend to operate. Some laws, regulations and policies would impact multiple areas of our business, such as securities, anti-discrimination, anti-fraud, data protection and security and anti-corruption and bribery laws and regulations or government economic sanctions, including applicable regulations under the U.S. Treasury’s Office of Foreign Asset Control and the U.S. Foreign Corrupt Practices Act (“FCPA”). The FCPA and similar anti-corruption and bribery laws in other jurisdictions generally prohibit companies and their intermediaries from making improper payments to government officials for the purpose of obtaining or generating business. Other laws, regulations and policies primarily affect one of our areas of business: real estate development activities; marketing and sales activities; financial services activities; and resort management activities. We will continue to be subject to applicable new legislation, rules and regulations that have been proposed, or may be proposed, by federal, state and local authorities relating to the origination, servicing and securitization of mortgage loans.

Real Estate Development Regulation

Our planned real estate development activities are regulated under a number of different statutes in the jurisdictions we intend to operate, including Belize. We would generally be subject to laws and regulations typically applicable to real estate development, subdivision, and construction activities, such as laws relating to zoning, land use restrictions, environmental regulation, accessibility, title transfers, title insurance and taxation. In Belize, these include the equivalent to the U.S. Americans with Disabilities Act of 1990 and the Accessibility Guidelines promulgated thereunder. In addition, we may be subject to laws in some jurisdictions that impose liability on property developers for construction defects discovered or repairs made by future owners of property developed by the developer.

Marketing and Sales Regulation

Our marketing and sales activities are expected to be highly regulated. A wide variety of laws and regulations govern our marketing and sales activities, including regulations implementing the USA PATRIOT Act, Foreign Investment In Real Property Tax Act, the Federal Interstate Land Sales Full Disclosure Act and fair housing statutes, U.S. Federal Trade Commission (“FTC”) and state “Little FTC Act” and other regulations governing unfair, deceptive or abusive acts or practices including unfair or deceptive trade practices and unfair competition, state attorney general regulations, anti-fraud laws, prize, gift and sweepstakes laws, real estate, title agency or insurance and other licensing or registration laws and regulations, anti-money laundering, consumer information privacy and security, breach notification, information sharing and telemarketing laws, home solicitation sales laws, tour operator laws, lodging certificate and seller of travel laws and other consumer protection laws.

We expect that we must obtain the approval of numerous governmental authorities for our planned marketing and sales activities. Changes in circumstances or applicable law may necessitate the application for or modification of existing approvals.

Resort Management Regulation

Our planned resort management activities are expected to be subject to laws and regulations regarding community association management, public lodging, food and beverage services, liquor licensing, labor, employment, health care, health and safety, accessibility, discrimination, immigration, gaming, and the environment (including climate change).

Environmental Matters

We expect to be subject to certain requirements and potential liabilities under various U.S. federal, state and local and foreign environmental, health and safety laws and regulations and incur costs in complying with such requirements. These laws and regulations govern actions including air emissions, the use, storage and disposal of hazardous and toxic substances, and wastewater disposal. In addition to investigation and remediation liabilities that could arise under such laws, we may also face personal injury, property damage, fines, or other claims by third parties concerning environmental compliance or contamination. We expect to use and store hazardous and toxic substances, such as cleaning materials, pool chemicals, heating oil and fuel for back-up generators at some of our planned facilities, and we expect to generate certain wastes in connection with our planned operations. We may, from time to time, be responsible for investigating and remediating contamination at some of our developed facilities, such as contamination that has been discovered when we have removed underground storage tanks, and we could be held responsible for any contamination resulting from the disposal of wastes that we generate, including at locations where such wastes have been sent for disposal. In some cases, we may be entitled to indemnification from the party that caused the contamination pursuant to our management, construction, or renovation agreements, but there can be no assurance that we would be able to recover all or any costs we incur in addressing such problems. From time to time, we may also be required to manage, abate, remove, or contain mold, lead, asbestos-containing materials, radon gas or other hazardous conditions found in or on our planned properties.

Human Capital

Currently, we have no employees other than our officers and directors. We presently do not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, we intend to adopt some or all of such plans in the future. There are presently no personal benefits available to any officers, directors, or employees.

Where You Can Find More Information

Our temporary website address is https://awaysisgroup.com. Information on our website is not incorporated by reference herein. We recently commenced filing reports with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, information statements on Schedule 14C (both preliminary and final, as applicable), and certain amendments to these reports. While not yet implemented, we expect to have a completely new website which is under development with an investor’s link on our new website as soon as reasonably practicable after we file the reports with the SEC.

Risk Factors

We are subject to various risks that could materially and adversely affect our business, financial condition, results of operations, liquidity, and stock price. You should carefully consider the risk factors discussed below, in addition to the other information in this Current Report on Form 8-K. Further, other risks and uncertainties not presently known to management or that management currently deems less significant also may result in material and adverse effects on our business, financial condition, results of operations, liquidity, and stock price. The risks below also include forward-looking statements; and actual results and events may differ substantially from those discussed or highlighted in these forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.”

Risk Factor Summary

Our proposed business is subject to a number of risks of which you should be aware before making an investment decision. These risks include, but are not limited to, the following:

●	We are a development stage company with a limited operating history, making it difficult for you to evaluate our business and your investment.

●	Since inception of our new business model, we have not established any material and recurring revenues or operations that will provide financial stability in the long term, and there can be no assurance that we will realize our plans on our projected timetable (or at all) in order to reach sustainable or profitable operations.

●	We may never become profitable.

●	We are dependent on management.

●	The expansion of our operations can have a significant impact on our profitability.

●	Our financial success is dependent on general economic conditions.

●	Our operating results are subject to significant fluctuations.

●	Our proposed objectives are capital intensive and subject to change.

●	There is a limited trading market for our common stock, which could make it difficult for you to liquidate an investment in our common stock, in a timely manner.

●	Our success will depend upon the acquisition of real estate, and we may be unable to consummate acquisitions or dispositions on advantageous terms, the acquired properties may not perform as expected, or we may be unable to efficiently integrate assets into our existing operations.

●	Investors are reliant on management’s assessment, selection, and development of appropriate properties.

●	We face significant increases in development costs.

●	Our profitability may be impacted by delays in the selection, acquisition, and re-development of properties.

●	Our management maintains full discretion in the future disposition of properties.

●	Our properties may be subject to environmental laws and regulations that have the potential to impose liability.

●	The COVID-19 pandemic and related events, including the various measures implemented or adopted to respond to the pandemic and the global economic downturn, could have a material adverse effect on our business, financial condition, and results of operations.

●	Real estate is not as liquid as other types of assets, which may reduce economic returns to investors.

●	We may be unable to sell a property if or when we decide to do so, including as a result of uncertain market conditions, which could adversely affect the return on an investment in our Company.

●	We may not succeed in creating a portfolio enclave strategy.

●	Our properties may be subject to liabilities or other problems.

●	The failure to successfully execute and integrate strategic acquisitions that support our long-term strategies could adversely affect our growth rate and consequently our revenues and results of operations.

●	There are significant risks associated with “value-add” and properties in need of re-positioning.

●	Uninsured losses relating to real property may adversely affect our performance.

●	Competition for investment assets may increase costs and reduce returns.

●	Environmental regulations and issues, certain of which we may have no control over, may adversely impact our business.

●	Real estate may develop harmful mold, which could lead to liability for adverse health effects and costs of remediating the problem.

●	Terrorist attacks or other acts of violence or war may adversely affect our industry, operations, and profitability.

●	We will be subject to risks related to the geographic locations of the properties we develop.

●	There may be several conflicts of interest that arise as we implement our business plan.

●	The market price and trading volume of our common stock may be volatile, which may adversely affect its market price.

●	Your interest in us may be diluted if we issue additional shares of common stock.

●	We cannot assure you that our common stock will become listed on Nasdaq and the failure to do so may adversely affect your ability to dispose of our common stock in a timely fashion.

●	Our common stock is subject to the “penny stock” rules of the SEC, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

●	Stock ownership of insiders and management.

●	Investments in equity securities.

Risk Factors

We are a development stage company with a limited operating history, making it difficult for you to evaluate our business and your investment.

Our operations are subject to all of the risks inherent in the establishment of a new business enterprise, including but not limited to the absence of an operating history, lack of fully-developed or commercialized properties, insufficient capital, limited assets, expected substantial and continual losses for the foreseeable future, limited experience in dealing with regulatory issues, lack of marketing experience, need to rely on third parties for the development and commercialization of our proposed properties, a competitive environment characterized by well-established and well-capitalized competitors and reliance on key personnel.

We may not be successful in carrying out our business objectives. The revenue and income potential of our business and operations are unproven as the lack of operating history makes it difficult to evaluate the future prospects of our business. There is nothing at this time on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably. Accordingly, we have no track record of successful business activities, strategic decision-making by management, fund-raising ability, and other factors that would allow an investor to assess the likelihood that we will be successful in our business. There is a substantial risk that we will not be successful in fully implementing our business plan, or if initially successful, in thereafter generating material operating revenues or in achieving profitable operations.

Since inception of our new business model, we have not established any material and recurring revenues or operations that will provide financial stability in the long term, and there can be no assurance that we will realize our plans on our projected timetable (or at all) in order to reach sustainable or profitable operations.

Investors are subject to all the risks incident to the creation and development of a new business and each investor should be prepared to withstand a complete loss of his, her or its investment. Furthermore, the accompanying financial statements have been prepared assuming that we will continue as a going concern. We have not emerged from the development stage and may be unable to raise further equity. These factors raise substantial doubt about our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Even if we successfully develop and market our business plan, we may not generate sufficient or sustainable revenue to achieve or sustain profitability, which could cause us to cease operations and cause you to lose all of your investment. Because we are subject to these risks, you may have a difficult time evaluating our business and your investment in our Company.

We may never become profitable.

To become profitable, we must successfully implement our proposed business plan and strategies, either alone or in on conjunction with possible collaborators. We may never have any significant recurring revenues or become profitable.

We are dependent on management.

Our business is and will continue to be significantly dependent on our management team. The loss of any member of our management team could have a materially adverse effect on the company.

The expansion of our operations can have a significant impact on our profitability.

We intend on expanding our business through the acquisition, development, and maintenance of real estate assets. Any expansion of operations that we may undertake will entail risks, such actions may involve specific operational activities which may negatively impact our profitability. Consequently, investors must assume the risk that (i) such expansion may ultimately involve expenditures of funds beyond the resources available to us at that time, and (ii) management of such expanded operations may divert management’s attention and resources away from our existing operations, all of which may have a material adverse effect on our present and prospective business activities.

Our financial success is dependent on general economic conditions.

Our financial success may be sensitive to adverse changes in general economic conditions in the United States, Belize and any other jurisdiction in which our assets are located, such as recession, inflation, unemployment, geopolitical situations, and interest rates. Such changing conditions could reduce demand in the marketplace for our planned real estate portfolio. We have no control over these changes.

Our operating results are subject to significant fluctuations.

Our operating results may fluctuate significantly from period to period as a result of a variety of factors, including purchasing patterns of customers, competitive pricing, debt service and principal reduction payments, and general economic conditions. Consequently, our revenues may vary by quarter, and our operating results may experience fluctuations.

Our proposed objectives are capital intensive and subject to change.

Our proposed business plans may change. Many of our potential business endeavors are capital intensive and may be subject to statutory or regulatory requirements. Management reserves the right, at any time, to make significant modifications to the Company’s stated strategies depending on future events.

There is a limited trading market for our common stock, which could make it difficult for you to liquidate an investment in our common stock, in a timely manner.

Our common stock is currently traded on the OTC Pink market. Because there is a limited public market for our common stock, you may not be able to liquidate your investment when you want. We cannot assure you that an active trading market for our common stock will ever develop. There is limited trading in our common stock, and we cannot assure you that an active public market for our common stock will ever develop. The lack of an active public trading market means that you may not be able to sell your shares of common stock when you want, thereby increasing your market risk. Until our common stock is listed on a national securities exchange, which we can provide no assurance, we expect that it will continue to be listed on the OTC Pink market. An investor may find it difficult to obtain accurate quotations as to the market value of the common stock and the trading of our common stock may be extremely sporadic. For example, several days may pass before any shares may be traded. A more active market for our common stock may never develop. In addition, if we failed to meet the criteria set forth in SEC regulations, various requirements would be imposed by law on broker-dealers who sell our securities to persons other than established customers and accredited investors. Consequently, such regulations may deter broker-dealers from recommending or selling the common stock, which may further affect its liquidity. This would also make it more difficult for us to raise additional capital.

Our success will depend upon the acquisition of real estate, and we may be unable to consummate acquisitions or dispositions on advantageous terms, the acquired properties may not perform as expected, or we may be unable to efficiently integrate assets into our existing operations.

We intend to acquire, maintain, sell, and rent real estate assets. The acquisition of real estate entails various risks, including the risks that our real estate assets may not perform as expected, that we may be unable to integrate assets quickly and efficiently into our existing operations and that the cost estimates for the development or sale price of a property may prove inaccurate.

Investors are reliant on management’s assessment, selection, and development of appropriate properties.

Our ability to achieve our current objectives is dependent upon the performance of our management team in the quality and timeliness of our acquisition and development of real estate properties. Investors have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our assets. Investors must rely entirely on the decisions of the management team and the oversight of our principals.

We face significant competition that may increase costs.

We will experience significant competition from other sellers of real estate and other real estate projects. Competition may have the effect of increasing our acquisition costs, making it more difficult to identify and close on the acquisition of desirable real estate properties, and decrease the sales price or lease rates of developed assets.

Our profitability may be impacted by delays in the selection, acquisition, and development of properties.

We may encounter delays in the selection, acquisition and development of properties that could adversely affect our profitability. We may experience delays in identifying properties that satisfy ideal purchase parameters.

Our management maintains full discretion in the future disposition of properties.

We cannot predict with any certainty the various market conditions affecting real estate assets which will exist at any particular time in the future. Due to the uncertainty of market conditions which may affect the future disposition of our properties, we cannot assure shareholders that we will be able to sell our properties at a profit in the future. Accordingly, the timing of liquidation of our real estate assets will be dependent upon fluctuating market conditions.

Our properties may be subject to environmental laws and regulations that have the potential to impose liability.

Under various local environmental laws, ordinances, and regulations, a current or previous owner or operator of real property may be liable for the cost of removal or remediation of hazardous or toxic substances on, under or in such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require expenditures. Environmental laws provide for sanctions in the event of non-compliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. In connection with the acquisition and ownership of its properties, we may be potentially liable for such costs. The cost of defending against claims of liability, complying with environmental regulatory requirements or remediation of any contaminated property could have a materially adverse effect on our business, assets or results of operations.

The COVID-19 pandemic and related events, including the various measures implemented or adopted to respond to the pandemic and the global economic downturn, could have a material adverse effect on our business, financial condition, and results of operations.

The global COVID-19 pandemic and the various measures taken or implemented by governments and other authorities in the United States and around the world, businesses, organizations, and individuals have had, and will likely continue to have, an impact on domestic and international travel, consumer demand for travel, commercial activities across the travel, lodging and hospitality industries, businesses generally, and consequently, on our business and operations.

The extent and duration of the impact of the COVID-19 pandemic over the longer term remain uncertain and dependent on future developments that cannot be accurately predicted at this time, such as the severity and transmission rate of COVID-19, the introduction and spread of new variants of the virus that may be resistant to currently approved vaccines and the continuation of existing or implementation of new government travel restrictions, the extent and effectiveness of containment actions taken, including mobility restrictions, the timing, availability, and effectiveness of vaccines, and the impact of these and other factors on travel behavior in general, and on our business in particular, which may result in a lower sales demand for units, reduction in bookings and an increase in booking cancellations as well as an increase in material prices due to the increase in logistic cost.

As we look forward, we recognize the challenging macroeconomic conditions, including inflation, depressed consumer spending and the strengthening of the U.S. dollar. To date, these conditions other than the increase in construction costs, have not had a material impact on our business demand, results of operations, cash flows, or financial condition; however, the impact in the future of these macroeconomic events on our business, results of operations, cash flows, and financial condition is uncertain and will depend on future developments that we may not be able to accurately predict.

Real estate is not as liquid as other types of assets, which may reduce economic returns to investors.

Real estate assets are not as liquid as other types of investments, and this lack of liquidity may limit our ability to react promptly to changes in economic, financial, investment or other conditions. In addition, significant expenditures associated with real estate investments, such as mortgage payments, real estate taxes and maintenance costs, are generally not reduced when circumstances cause a reduction in income from the investments. Thus, our ability at any time to sell assets or contribute assets to property funds or other entities in which we maintain an ownership interest may be restricted. This lack of liquidity may limit the ability to vary our portfolio promptly in response to changes in economic, financial, investment or other conditions and, as a result, could adversely affect our financial condition, results of operations, and cash flows.

We may be unable to sell a property if or when it decides to do so, including as a result of uncertain market conditions, which could adversely affect the return on an investment in our Company.

Our ability to dispose of properties on advantageous terms depends on factors, some of which are beyond our control, including competition from other sellers and the availability of attractive financing for potential buyers of the properties acquired. We cannot predict the various market conditions affecting real estate investments which will exist at any particular time in the future. Due to the uncertainty of market conditions, which may affect the future disposition of the properties acquired, we cannot assure our shareholders that we will be able to sell such properties at a profit in the future. Accordingly, the extent to which our shareholders will receive cash dividends and realize potential appreciation on real estate investments will be dependent upon fluctuating market conditions. Furthermore, we may be required to expend funds to correct defects or to make improvements before a property can be sold. Funds may not be available to correct such defects or to make such improvements. In acquiring a property, we may agree to restrictions that prohibit the sale of that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that property. These provisions would restrict our ability to sell a property.

We may not succeed in creating a portfolio enclave strategy.

The acquisition of assets is critical to our ability to enter new emerging markets and build local market density. This strategy will contribute to our ability to grow sales and rental revenues and increase profitability over time. In order to build on this concept of creating vacation-remote work enclave communities, we must be able to identify and maintain a pipeline of locally managed vacation homes and condominiums in new and emerging markets. We have been able to find existing shovel ready resorts and vacation properties by giving developers and owners an exit strategy and providing market and developmental expertise to reposition the acquired assets to maximize revenues, but that may not continue. Our ability to maintain this momentum depends on our ability to provide a unique travel experience to both owners and guests and to be able to consistently generate income to the residence owners. Our ability to provide this level of income and expectations are likely to be partially dependent on the labor cost of our local markets and our ability to hire teams for a diversity of roles at a reasonable cost given the constraints of each particular local market environment.

Our properties may be subject to liabilities or other problems.

We intend to perform certain due diligence for each property or other real estate related asset that we acquire. We will also seek to obtain appropriate representations and indemnities from sellers with respect to such properties or other investments. We may, nevertheless, acquire properties or other investments that are subject to uninsured liabilities or that otherwise have problems. In some instances, we may have only limited or perhaps even no recourse for any such liabilities or other problems or, if we received indemnification from a seller, the resources of such seller may not be adequate to fulfill its indemnity obligation. As a result, we could be required to resolve or cure any such liability or other problems, and such payment could have an adverse effect on our cash flow available to meet other expenses or to make dividend payments to shareholders.

The failure to successfully execute and integrate strategic acquisitions that support our long-term strategies could adversely affect our growth rate and consequently our revenues and results of operations.

We expect to acquire multiple properties at any given time. If we are not able to consummate these strategic acquisitions, it could negatively impact our growth rate, revenue results, results of operations and the trading prices of our common stock. Furthermore, strategic acquisitions and other strategic transactions and relationships involve a number of financial, accounting, operational, legal, compliance and other risks and challenges, any of which could negatively affect our growth rate revenue results, results of operations and the trading price of our common stock and may have a material adverse effect on our business, results of operations and financial condition.

There are significant risks associated with “value-add” and properties in need of re-positioning.

Our targeting of financially distressed properties (and, in some cases, raw land) may result in properties which are partially leased or completely vacant and thus not generating positive cash flow (or any cash flow). Similarly, under-performing and value-add properties that we are targeting may experience unanticipated delays in, or increases of the cost to improve or reposition those properties that may be beyond our control. There is no assurance we will be successful in stabilizing such properties given the significant number of factors beyond our control, including general or local economic conditions and local market demand that may come into play. These types of properties may pose greater investment risk than fully stabilized properties.

Uninsured losses relating to real property may adversely affect our performance.

We will attempt to ensure that all of its properties are comprehensively insured (including liability, fire, storm and extended coverage) in amounts sufficient to permit replacement in the event of a total loss, subject to applicable deductibles. However, in the event such insurance is not sufficient, or if we do not have a sufficient external source of funding to repair or reconstruct a damaged property our results of operations and financial condition could be adversely affected. There can be no assurance that any such source of funding will be available to us for such purposes in the future.

Competition for investments may increase costs and reduce returns.

We will experience competition for real property investments from individuals, corporations, banks, and insurance company investment accounts, as well as other real estate limited partnerships, real estate investment funds, commercial developers, pension plans, other institutional and foreign investors and other entities engaged in real estate investment activities. We will compete against other potential purchasers of properties of high-quality commercial properties leased to credit-worthy tenants and residential properties and, as a result of the weakened world economy, there is greater competition for the properties of the type in which we will invest. Some of these competing entities may have greater financial and other resources allowing them to compete more effectively. This competition may result in us paying higher prices to acquire properties than it otherwise would, or we may be unable to acquire properties that we believe meet our investment objectives and are otherwise desirable investments.

In addition, our properties may be located close to properties that are owned by other real estate investors and that compete with us for tenants. These competing properties may be better located and more suitable for desirable tenants than our properties, resulting in a competitive advantage for these other properties. We may face similar competition from other properties that may be developed in the future. This competition may limit our ability to lease space, increase its costs of securing tenants, and limit our ability to charge rents and/or require us to make capital improvements we otherwise might not make to our properties. As a result, we may suffer reduced cash flow with a decrease in share price and/or the ability to provide dividends.

Environmental regulations and issues, certain of which we may have no control over, may adversely impact our business.

Federal, state, and local laws and regulations impose environmental controls, disclosure rules and zoning restrictions which directly impact the management, development, use, and/or sale of real estate. Such laws and regulations tend to discourage sales and leasing activities and mortgage lending with respect to some properties, and may therefore adversely affect us specifically, and the real estate industry in general. Failure to uncover and adequately protect against environmental issues in connection with a portfolio investment may subject us to liability as the buyer of such property or asset. Environmental laws and regulations impose liability on current or previous real property owners or operators for the cost of investigating, cleaning up or removing contamination caused by hazardous or toxic substances at the property.

We may be held liable for such costs as a subsequent owner and developer of such property. Liability can be imposed even if the original actions were legal, and we had no knowledge of the presence of hazardous or toxic substances.

We may also be held responsible for the entire payment of the liability if we are subject to joint and several liabilities and the other responsible parties are unable to pay. Further, we may be liable under common law to third parties for damages and injuries resulting from environmental contamination emanating from the site, including the presence of asbestos containing materials. Insurance for such matters may not be available. Additionally, new or modified environmental regulations could develop in a manner which could adversely affect us.

Real estate may develop harmful mold, which could lead to liability for adverse health effects and costs of remediating the problem.

When excessive moisture accumulates in buildings or on building materials, mold growth may occur, particularly if the moisture problem remains undiscovered or is not addressed over a period of time. Some molds may produce airborne toxins or irritants. Concern about indoor exposure to mold has been increasing as exposure to mold may cause a variety of adverse health effects and symptoms, including allergies or other reactions.

As a result, the presence of significant mold at any of our properties could require us to undertake a costly remediation program to contain or remove the mold from the affected property. In addition, the presence of significant mold could expose us to liability from its tenants, employees of such tenants and others if property damage or health concerns arise.

Terrorist attacks or other acts of violence or war may adversely affect our industry, operations, and profitability.

Terrorist attacks or other acts of violence or war may harm our results of operations. There can be no assurance that these attacks or armed conflicts, whether international or domestic, will not occur. These attacks or armed conflicts may directly or indirectly impact the value of the property we own or that secures our loans. Losses resulting from these types of events may be uninsurable or not insurable to the full extent of the loss suffered. Moreover, any of these events could cause consumer confidence and spending to decrease or result in increased volatility in the United States and worldwide financial markets and economy. These attacks or armed conflicts could also result in economic uncertainty in the United States or abroad. Adverse economic conditions resulting from terrorist attacks or other acts of violence or war could reduce demand for space in our properties due to the adverse effect on the economy and thereby reduce the value of our properties.

We will be subject to risks related to the geographic locations of the properties we develop.

We intend to acquire, maintain, and sell real estate assets. If the commercial or residential real estate markets or general economic conditions in the geographic areas in which we intend to operate declines, we may experience a greater rate of default by tenants on their leases with respect to properties in these areas and the value of the properties in these areas could decline. Any of these events could materially adversely affect our business, financial condition or results of operations.

There may be several conflicts of interest that arise as we implement our business plan.

Certain of our officers and directors and our affiliates may engage, for their own account, or for the account of others, in other business ventures similar to ours or otherwise, and neither we nor any shareholder shall be entitled to any interest therein. Our management will devote only so much time to our business as is reasonably required. If a specific business venture becomes available, such person(s) may face a conflict in selecting between our business and his or her other business interests. We have not yet formulated a policy for the resolution of such conflicts. We will not share in the risks or rewards of such other ventures; however, such other ventures will compete for their time and attention, which might create other conflicts of interest. We do not at this time require our officers or directors to devote any particular amount of time to the Company. As a result, our business and results of operations could be materially adversely affected. We are buying certain assets in our portfolio from certain of our officers and directors. Even though these will be purchased with arms-length appraisals, there is still an inherent conflict between the roles of certain officers and/or directors acting and representing the sellers and buyers in the same transaction.

The market price and trading volume of our common stock may be volatile, which may adversely affect its market price.

The market price of our common stock could be subject to significant fluctuations due to factors such as:

●	actual or anticipated fluctuations in our financial condition or results of operations;

●	the success or failure of our operating strategies and our perceived prospects; realization of any of the risks described in this section; failure to be covered by securities analysts or failure to meet the expectations of securities analysts;

●	a decline in the stock prices of peer companies; and

●	a discount in the trading multiple of our common stock relative to that of common stock of certain of our peer companies due to perceived risks associated with our smaller size.

As a result, shares of our common stock may trade at prices significantly below the price you paid to acquire them. Furthermore, declines in the price of our common stock may adversely affect our ability to conduct future offerings or to recruit and retain key employees, including our managing directors and other key professional employees.

Your interest in us may be diluted if we issue additional shares of common stock.

In general, shareholders do not have preemptive rights to any common stock issued by us in the future. Therefore, shareholders may experience dilution of their equity investment if we issue additional shares of common stock in the future, including shares issuable under equity incentive plans, or if we issue securities that are convertible into shares of our common stock, which we intend to do.

We cannot assure you that our common stock will become listed on a securities exchange and the failure to do so may adversely affect your ability to dispose of our common stock in a timely fashion.

We plan to seek listing of our common stock on the NASDAQ exchange as soon as reasonably practicable. We may not currently meet the initial listing standards of any of those exchanges or any other stock exchange and cannot assure you when or if we will meet the listing standards, or that we will be able to maintain a listing of the common stock on any stock exchange.

Our common stock is subject to the “penny stock” rules of the SEC, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The SEC has adopted regulations which generally define a “penny stock” as an equity security that has a market price of less than $5.00 per share, subject to specific exemptions. The SEC’s penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and the salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules generally require that before a transaction in a penny stock occurs, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s agreement to the transaction. If applicable in the future, these rules may restrict the ability of brokers-dealers to sell our common stock and may affect the ability of investors to sell their shares, until our common stock no longer is considered a penny stock.

Stock ownership of insiders and management.

Stock ownership of insiders and management, at high levels of ownership, may induce executive decisions inconsistent with growth-oriented risk-taking.

Investments in equity securities.

Common stock and similar equity securities generally represent the most junior position in an issuer’s capital structure and, as such, generally entitle holders to an interest in the assets of the issuer, if any, remaining after all more senior claims to such assets have been satisfied. Holders of common stock generally are entitled to dividends only if and to the extent declared by the governing body of the issuer out of income or other assets available after making interest, dividend, and any other required payments on more senior securities of the issuer.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements. Forward-looking statements convey management’s expectations as to the future of Awaysis, and are based on management’s beliefs, expectations, assumptions and such plans, estimates, projections, and other information available to management at the time Awaysis makes such statements. Forward-looking statements include all statements that are not historical facts and may be identified by terminology such as the words “outlook,” “believe,” “expect,” “potential,” “goal,” “continues,” “may,” “will,” “should,” “could,”, “would”, “seeks,” “approximately,” “projects,” predicts,” “intends,” “plans,” “estimates,” “anticipates” “future,” “guidance,” “target,” or the negative version of these words or other comparable words, although not all forward-looking statements may contain such words. The forward-looking statements contained in this Current Report on Form 8-K may include statements related to Awaysis’ revenues, earnings, taxes, cash flow and related financial and operating measures, and expectations with respect to future operating, financial and business performance, and other anticipated future events and expectations that are not historical facts.

Awaysis cautions you that our forward-looking statements involve known and unknown risks, uncertainties and other factors, including those that are beyond Awaysis’ control, which may cause the actual results, performance or achievements to be materially different from the future results. Factors that could cause Awaysis’ actual results to differ materially from those contemplated by its forward-looking statements include: risks that there may be significant costs and expenses associated with liabilities related to the development of its business that were either unknown or are greater than those anticipated at the time of the acquisition of its assets; risks that Awaysis may not be successful in integrating new properties into all aspects of our business and operations or that the integration will take longer than anticipated; the operational risks as a result of acquiring undeveloped or underdeveloped assets and real estate and integration of those assets into our business; risks related to disruption of management’s attention from Awaysis’ ongoing business operations due to its efforts to identify, acquire, develop and manage new resort properties into Awaysis; any adverse effect of an acquired asset on Awaysis’ reputation, relationships, operating results and business generally; the continuing impact of the COVID-19 pandemic on Awaysis’ business, operating results, and financial condition; the extent and duration of the impact of the COVID-19 pandemic on global economic conditions; Awaysis’ ability to meet its liquidity needs; risks related to Awaysis’ indebtedness, especially in light of the significant amount of indebtedness we expect to incurred to complete various identified real estate properties for our resort portfolio; inherent business risks, market trends and competition within the resort and hospitality industries; compliance with and changes to United States, Belize and global laws and regulations, including those related to anti-corruption and privacy; risks related to Awaysis’ planned acquisitions, joint ventures, and other partnerships; Awaysis’ dependence on third-party development activities; the performance of Awaysis’ information technology systems and our ability to maintain data security; regulatory proceedings or litigation; adequacy of our workforce to meet Awaysis’ business and operation needs; Awaysis’ ability to attract and retain key executives and employees with skills and capacity to meet our needs; and natural disasters or adverse geo-political conditions. Any one or more of the foregoing factors could adversely impact Awaysis’ operations, revenue, operating profits and margins, financial condition or credit rating.

For additional information regarding factors that could cause Awaysis’ actual results to differ materially from those expressed or implied in the forward-looking statements in this Annual Report on Form 10-K, please see the risk factors discussed above and those described from time to time in other periodic reports that we file with the SEC. There may be other risks and uncertainties that we are unable to predict at this time or we currently do not expect to have a material adverse effect on our business. Except for Awaysis’ ongoing obligations to disclose material information under the federal securities laws, we undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, changes in management’s expectations, or otherwise.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 2.01 is incorporated by reference into this Item 3.02. Such shares were issued pursuant to an exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), Rule 506(b) under Regulation D of the Securities Act as transactions by an issuer not involving any public offering and/or Regulation S of the Securities Act as offers and sales of securities outside of the United States.

Item 9.01	Financial Statements and Exhibits.

Exhibit	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

The Company will amend this Current Report on Form 8-K to file any historical and/or pro forma financial statements as and to the extent required under applicable SEC rules, which the Company is evaluating.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 7, 2022

AWAYSIS CAPITAL, INC.

	By:	/s/ Andrew Trumbach
	Name:	Andrew Trumbach
	Title:	President